Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

REPORTS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2009

FINANCIAL AND OPERATING RESULTS

Highlights

Fourth Quarter 2009:

•             Fourth Quarter 2009 Funds from Operations Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.09

•             Fourth Quarter 2009 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $0.49

•             Fourth Quarter 2009 GAAP Same Property Revenues Less Operating Expenses Up 1.1%

•             Executed 40 Leases for 489,000 Rentable Square Feet

•    Fourth Quarter 2009 GAAP Rental Rate Increase of 1.5% on Renewed/Released Space

•             Fourth Quarter 2009 Occupancy Remains Relatively Steady at 94%

•             Closed 10-Year Secured Loan for $120 Million

•             Sold One Property Aggregating 47,558 Rentable Square Feet Previously Classified as “Held For Sale” to a Life Science User

•             As of December 31, 2009, Three Properties Aggregating 221,638 Rentable Square Feet Under Contract, LOI or Under Negotiation and Classified as “Held for Sale”

Year Ended December 31, 2009:

•             Total Return Performance of 456% from May 28, 1997 to December 31, 2009, Assuming Reinvestment of All Dividends

•             Positive GAAP Year-to-Year Lease Rolls for 11 Consecutive Years

•             Average December 31 Occupancy Percentage of 95% from December 31, 1998 to December 31, 2009

•             Positive GAAP Same Property Growth Quarter-to-Quarter for 46 Consecutive Quarters

•             2009 Funds from Operations Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $5.52

•             2009 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $2.72

•             Operating Margins Steady at 74%

•             GAAP Same Property Revenues Less Operating Expenses up 2.8%

•             Executed 142 Leases for 1,864,000 Rentable Square Feet

•             GAAP Rental Rate Increase of 3.5% on Renewed/Released Space

•             Entered into 15-Year Lease Aggregating 100,000 Rentable Square Feet with Eli Lilly and Company as Anchor Tenant at Alexandria CenterTM for Life Science – New York City

•             Leased 310,000 Rentable Square Feet of Redevelopment and Development Space

•             Completed Ground-Up Development of Property at Mission Bay, San Francisco Aggregating 102,000 Rentable Square Feet Pursuant to a 15-Year Lease with Pfizer Inc.

•             Completed Redevelopment of Multiple Spaces at 10 Properties Aggregating 227,000 Rentable Square Feet; 72% Leased

•             Reduced Principal Balances of Secured Notes Payable by $267 Million

•             Extended Maturities or Refinanced Secured Notes Payable Aggregating $159 Million

•             Closed 10-Year Secured Loan for $120 Million

•             Sold Four Properties Aggregating 111,776 Rentable Square Feet to Life Science Users

•             Closed Two Follow-on Common Stock Offerings with Aggregate Net Proceeds of $488 Million

•             Closed Private Offering of 8.00% Unsecured Convertible Notes with Net Proceeds of $233 Million

•             Repurchased, in Privately Negotiated Transactions, $75 Million (Par Value) of Our 3.70% Unsecured Convertible Notes

Other:

•              Received LEED® Gold Certification for Building in San Diego Market in 2009 and LEED Silver Certifications for Two Buildings in San Francisco Bay Market in January 2010

•              Completed Ground-Up Development of One Property in Seattle, Washington Aggregating 115,000 Rentable Square Feet Pursuant to a 10-Year Lease with Gilead Sciences Inc. in February 2010

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2009 RESULTS

PASADENA, CA. – February 11, 2010 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the fourth quarter and year ended December 31, 2009.

Financial Results

For the fourth quarter of 2009, we reported funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $54,247,000, or $1.09 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $47,190,000, or $1.48 per share (diluted), for the fourth quarter of 2008.  Comparing the fourth quarter of 2009 to the fourth quarter of 2008, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders increased 15% and FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders decreased 26%.  The weighted average number of basic and diluted common stock outstanding for calculating FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders totaled 43,715,462 and 49,547,402, respectively, for the fourth quarter of 2009 and 31,757,072 and 31,810,348, respectively, for the fourth quarter of 2008.  For the year ended December 31, 2009, we reported FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $234,696,000, or $5.52 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $177,519,000, or $5.59 per share (diluted), for year ended December 31, 2008.  Comparing the year ended December 31, 2009 to the year ended December 31, 2008, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders increased 32% and FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders decreased 1%.

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended December 31, 2009 and 2008 was $29,004,000 and $28,483,000, respectively.  Depreciation and amortization expense for the year ended December 31, 2009 and 2008 was $118,508,000 and $108,743,000, respectively.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the fourth quarter of 2009 was $21,650,000, or $0.49 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $19,224,000, or $0.60 per share (diluted), for the fourth quarter of 2008.  The weighted average number of basic and diluted common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders totaled 43,715,462 and 43,750,301, respectively, for the fourth quarter of 2009 and 31,757,072 and 31,810,348, respectively, for the fourth quarter of 2008.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2009 was $104,974,000, or $2.72 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $90,751,000, or $2.86 per share (diluted), for the year ended December 31, 2008.

Leasing Activity

For the year ended December 31, 2009, we executed a total of 142 leases for approximately 1,864,000 rentable square feet of space at 57 different properties (excluding month-to-month leases).  Of this total, approximately 1,188,000 rentable square feet related to new or renewal leases of previously leased space and approximately 676,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 676,000 rentable square feet, approximately 310,000 rentable square feet were delivered from our development or redevelopment programs, with the remaining approximately 366,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 3.5% higher (on a GAAP basis) than rental rates for expiring leases.

For the fourth quarter of 2009, we executed a total of 40 leases for approximately 489,000 rentable square feet of space at 31 different properties (excluding month-to-month leases).  Of this total, approximately 374,000 rentable square feet related to new or renewal leases of previously leased space and approximately 115,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 115,000 rentable square feet, approximately 58,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 57,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 1.5% higher (on a GAAP basis) than rental rates for expiring leases.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2009 RESULTS

As of December 31, 2009, approximately 88% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, approximately 8% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, approximately 91% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 93% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Dispositions and Properties “Held for Sale”

During the year ended December 31, 2009, we sold four properties aggregating 111,776 rentable square feet to life science users.  Three of these properties were located in the San Diego market and were sold in the first quarter of 2009 for approximately $14.5 million at a gain of approximately $2.2 million.  In the fourth quarter of 2009, we sold one property located in the Suburban Washington, D.C. market aggregating 47,558 rentable square feet to a life science user for approximately $6.4 million at a gain of approximately $393,000.  As of December 31, 2009, three properties aggregating 221,638 rentable square feet were under contract, letter of intent or under negotiation and were classified as “held for sale.”

Other Recent Events

In October 2009, we closed a 10-year secured loan with an insurance company with a loan amount of $120 million.  The loan is secured by several of our operating properties.

Earnings Outlook

Based on our current view of existing market conditions and certain current assumptions, our updated guidance for FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is as follows:

2010
FFO per share (diluted) (1)	$4.42 (1)
Earnings per share (diluted) (1)	$1.84 (1)

(1)          Our guidance for FFO per share (diluted) for the year ended December 31, 2010 assumes conversion of our 8% unsecured convertible notes as the impact of the conversion is expected to be dilutive under the “if-converted” method.  Our guidance for earnings per share (diluted) for the year ended December 31, 2010, however, does not assume conversion of our 8% unsecured convertible notes as the impact of the conversion is expected to be anti-dilutive under the “if-converted” method.

Client Tenant Base

Alexandria Real Estate Equities, Inc. (“Alexandria”) has a very broad and diversified quality client tenant base. As of December 31, 2009, on an annualized base rent basis by sector, Alexandria’s multinational pharmaceutical client tenants led by its top client tenants Novartis AG, Roche Holding Ltd, GlaxoSmithKline plc, Pfizer Inc., Johnson & Johnson and Merck & Co., Inc., represented approximately 28% of its client tenant base; revenue producing life science product and service companies led by Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings and Monsanto Company represented approximately 20% of its client tenant base; public biopharmaceutical companies represented approximately 17% of its client tenant base and included the three largest in the sector, Amgen Inc., Gilead Sciences, Inc., Celgene Corporation; government agencies and renowned medical and research institutions represented approximately 15% of its client tenant base and included The Scripps Research Institute, Massachusetts Institute of Technology, Fred Hutchinson Cancer Research Center, University of Washington, the Burnham Institute for Medical Research and the United States Government; private biopharmaceutical companies represented approximately 13% of its client tenant base and included high-quality, leading-edge companies with blue chip venture and institutional investors, including Achaogen, Inc., Ambrx, Inc., Intellikine, Inc., MacroGenics, Inc. and ToleRx, Inc.;  the remaining approximately 7% of its client tenant base consisted of traditional office tenants.  The two fastest growing client tenant sectors by revenue currently include leading institutional and multinational pharmaceutical.  The unique and innovative business model which Alexandria pioneered is coupled with very strong and unique life sciences and underwriting skills with substantial experience and expertise, long-term life science industry relationships and sophisticated management with both real estate and life science operating experience and expertise, set Alexandria apart from all other publicly-traded REITs.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2009 RESULTS

Earnings Call Information

We will host a conference call on Thursday, February 11, 2010 at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the fourth quarter and year ended December 31, 2009.  To participate in this conference call, dial (785) 830-7990 and confirmation code 2402872, shortly before 3:00 p.m ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.labspace.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Thursday, February 11, 2010.  The replay number is (719) 457-0820 and the confirmation code is 2402872.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating & Property Information for the quarter ended December 31, 2009 and this press release are available in the Corporate Information section of our website at www.labspace.com.

About the Company

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and pre-eminent first-in-class REIT and leading provider of high-quality environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry focused in the leading life science clusters.  Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service and translational entities, as well as government agencies.  Alexandria’s operating platform is based on the principle of “clustering,” with assets and operations located in key life science markets.  Our asset base approximates 12.7 million rentable square feet consisting of 156 properties approximating 11.8 million rentable square feet (including spaces undergoing active redevelopment) and properties undergoing ground-up development approximating an additional 980,000 rentable square feet.  In addition, our asset base will enable us to grow to approximately 23.9 million rentable square feet through additional ground-up development approximating 11.1 million rentable square feet of office/laboratory space.

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This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2010 earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, 2010 FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the business plans of certain tenants and the expected impact of the conversion of our unsecured convertible notes.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing and or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Income Statements

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2009	2008 (1)		2009	2008 (1)
Income statement data
Total revenues	$114,369	$124,504	(2)	$480,140	$451,637

Expenses
Rental operations	29,064	28,468		120,494	112,035
General and administrative	8,463	8,973		36,290	34,789
Interest	19,406	20,934		81,271	84,108
Depreciation and amortization	29,031	27,874		116,909	106,394
Non-cash impairment on investments	–	11,266		–	13,251
Total expenses	85,964	97,515		354,964	350,577

Gain on early extinguishment of debt	–	–		11,254	–
Income from continuing operations	28,405	26,989		136,430	101,060

Income from discontinued operations, net	1,500	579		5,218	19,037

Net income	29,905	27,568		141,648	120,097

Net income attributable to noncontrolling interests	924	971		7,047	3,799
Dividends on preferred stock	7,089	7,089		28,357	24,225
Net income attributable to unvested restricted stock awards	242	284		1,270	1,327
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$21,650	$19,224		$104,974	$90,746

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.47	$0.59		$2.59	$2.28
Discontinued operations, net	0.03	0.02		0.13	0.59
Earnings per share – basic	$0.50	$0.61		$2.72	$2.87

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.46	$0.58		$2.59	$2.27
Discontinued operations, net	0.03	0.02		0.13	0.59
Earnings per share – diluted	$0.49	$0.60		$2.72	$2.86

(1)          Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 related to accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

(2)          In December 2008, the Company entered into a modification of a lease in South San Francisco resulting in the recognition of additional rental income approximating $11.3 million in the fourth quarter of 2008.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2009	2008 (1)
Assets
Rental properties, net	$3,383,308	$3,215,723
Land held for future development	255,025	109,478
Construction in progress	1,400,795	1,398,895
Cash and cash equivalents	70,628	71,161
Tenant security deposits and other restricted cash	47,291	67,782
Tenant receivables	3,902	6,453
Deferred rent	96,700	85,733
Investments	72,882	61,861
Other assets	126,696	114,991
Total assets	$5,457,227	$5,132,077

Liabilities and Equity
Secured notes payable	$937,017	$1,081,963
Unsecured line of credit and unsecured term loan	1,226,000	1,425,000
Unsecured convertible notes	583,929	431,145
Accounts payable, accrued expenses and tenant security deposits	282,516	386,801
Dividends payable	21,686	32,105
Total liabilities	3,051,148	3,357,014

Redeemable noncontrolling interests	41,441	33,963

Alexandria Real Estate Equities, Inc. stockholders’ equity:
Series C preferred stock	129,638	129,638
Series D cumulative convertible preferred stock	250,000	250,000
Common stock	438	319
Additional paid-in capital	1,977,062	1,407,294
Accumulated other comprehensive loss	(33,730)	(87,241)
Total Alexandria Real Estate Equities, Inc. stockholders’ equity	2,323,408	1,700,010
Noncontrolling interests	41,230	41,090
Total equity	2,364,638	1,741,100
Total	$5,457,227	$5,132,077

(1)          Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 related to accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings per Share

(Unaudited)

Earnings per Share (“EPS”)

The following table presents the computation of basic and diluted EPS for the three months and year ended December 31, 2009 and 2008 (in thousands, except share and per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008 (1)	2009	2008 (1)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings per share	$21,650	$19,224	$104,974	$90,746
Assumed conversion of 8% unsecured convertible notes	–	–	–	–
Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	–	–	–	5
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for diluted earnings per share	$21,650	$19,224	$104,974	$90,751

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings per share	43,715,462	31,757,072	38,586,909	31,653,829
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	34,839	53,276	13,160	111,226
Assumed conversion of 8% unsecured convertible notes	–	–	–	–
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for diluted earnings per share	43,750,301	31,810,348	38,600,069	31,765,055

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.50	$0.61	$2.72	$2.87
Diluted	$0.49	$0.60	$2.72	$2.86

(1)          Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 related to accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Unaudited)

Funds from Operations (“FFO”) (1)

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable GAAP financial measure to FFO, to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three months and year ended December 31, 2009 and 2008 (in thousands, except share and per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008 (2)	2009	2008 (2)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$21,650	$19,224	$104,974	$90,746
Add: Depreciation and amortization (3)	29,004	28,483	118,508	108,743
Add: Net income attributable to noncontrolling interests	924	971	7,047	3,799
Add: Net income attributable to unvested restricted stock awards	242	284	1,270	1,327
Subtract: Gain on sales of property	(393)	(6)	(2,627)	(20,401)
Subtract: FFO attributable to noncontrolling interests	(1,006)	(1,069)	(3,843)	(4,108)
Subtract: FFO attributable to unvested restricted stock awards	(558)	(698)	(2,694)	(2,596)
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – numerator for basic FFO per share	49,863	47,189	222,635	177,510
Add: Assumed conversion of 8% unsecured convertible notes	4,362	–	11,943	–
Add: Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	22	1	118	9
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for diluted FFO per share	$54,247	$47,190	$234,696	$177,519

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	43,715,462	31,757,072	38,586,909	31,653,829
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	34,839	53,276	13,160	111,226
Assumed conversion of 8% unsecured convertible notes	5,797,101	–	3,954,735	–
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for diluted FFO per share	49,547,402	31,810,348	42,554,804	31,765,055

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.14	$1.49	$5.77	$5.61
Diluted	$1.09	$1.48	$5.52	$5.59

(1)    See note regarding FFO on page 9.

(2)    Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 related to accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

(3)    Includes depreciation and amortization for assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were designated as “held for sale”).

Note Regarding Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.